Exhibit 4.1

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of August 1, 2011, by and among MTR Gaming Group, Inc., a Delaware corporation (the “Issuer”), Mountaineer Park, Inc., a West Virginia corporation (“Mountaineer”), Presque Isle Downs, Inc., a Pennsylvania corporation (“Presque”), Scioto Downs, Inc., an Ohio corporation (“Scioto” and, together with Mountaineer and Presque, the “Guarantors”), and Wilmington Trust FSB, as trustee (the “Trustee”), under the Indenture dated as of August 12, 2009 (as it may be amended or modified from time to time the “Indenture”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Trustee and the Guarantors have heretofore executed and delivered the Indenture providing for the issuance by the Issuers of 12.625% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, the Issuer has solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture, in accordance with the terms and conditions of the Offer to Purchase and Consent Solicitation Statement, dated July 7, 2011 (the “Offer to Purchase”);

WHEREAS, Section 9.2 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes as set forth herein in accordance with Section 9.2 of the Indenture; provided that any amendment to, or waiver of, the provisions of the Indenture that has the effect of releasing all or substantially all of the Collateral from Liens securing the Notes shall require the written consent of Holders of at least 66 2/3% in principal amount of the Notes (excluding Notes held by the Issuer or an affiliate of the Issuer);

WHEREAS, the Holders of at least 66 2/3%  in aggregate principal amount of the outstanding Notes have duly consented to the proposed amendments set forth in this Supplemental Indenture in accordance with Section 9.2 of the Indenture;

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Boards of Directors (or equivalent governing bodies or persons) of the Issuers and the Guarantors authorizing the execution of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph, and (iii) the Officer’s Certificates and the Opinions of Counsel described in Sections 12.4 and 12.5 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

NOW, THEREFORE, in consideration of the foregoing the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS

SECTION 1.01.  Deletion of Provisions.  The Indenture is hereby amended to delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto, and any and all obligations thereunder and any events of default related thereto are hereby deleted throughout the Indenture and such sections and references shall be of no further force or effect.

(a)           Section 4.3 entitled “Limitation on Restricted Payments” is hereby deleted in its entirety.

(b)           Section 4.5 entitled “Payment of Taxes and Other Claims” is hereby deleted in its entirety.

(c)           Clause (b) of Section 4.7 entitled “Compliance Certificate; Notice of Default” is hereby deleted.

(d)           Section 4.8 entitled “Reports” is hereby deleted in its entirety.

(e)           Section 4.10 entitled “Limitation on Transactions with Affiliates” is hereby deleted in its entirety.

(f)            Section 4.11 entitled “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock” is hereby deleted in its entirety.

(g)           Section 4.12 entitled “Limitation on Dividends and Other Payment Restrictions Affect Subsidiaries” is hereby deleted in its entirety.

(h)           Section 4.13 entitled “Limitation on Sale of Assets and Subsidiary Stock” is hereby deleted in its entirety.

(i)            Section 4.14 entitled “Repurchase of Notes at the Option of the Holder Upon a Change of Control” is hereby deleted in its entirety.

(j)            Section 4.16 entitled “Limitation on Liens Securing Indebtedness” is hereby deleted in its entirety.

(k)           Section 4.17 entitled “Limitation on Lines of Business” is hereby deleted in its entirety.

(l)            Section 4.18 entitled “Sale-Leaseback Transactions” is hereby deleted in its entirety.

(m)          Section 4.19 entitled “Gaming Licenses” is hereby deleted in its entirety.

(n)           Clauses (b), (c), and (d) of Section 5.1 entitled “Limitation on Merger, Sale or Consolidation” are hereby deleted.

(o)           Clauses (c), (d), (e), (f), (g), (h), (i) and (j)  of Section 6.1 entitled “Events of Default” are hereby deleted.

(p)           Subsection (b)(4) of Section 8.8 entitled “Conditions to Legal or Covenant Defeasance” is hereby deleted.

To the extent not expressly deleted pursuant to the amendments set forth under Section 1.01, (a) any definitions used in the provisions of the Indenture deleted pursuant to the amendments set forth under this Supplemental Indenture are hereby deleted in their entirety from the Indenture and the Notes and (b) all references made to a definition deleted from the Indenture pursuant to this paragraph are hereby deleted in their entirety.

SECTION 1.02.  Release of Collateral.  The Holders of at least 66 2/3% in principal amount of the Notes (excluding Notes held by the Issuer or an affiliate of the Issuer) have duly consented to the release of all of the Collateral from Liens securing the Notes and the termination and discharge thereof in accordance with Section 10.5(d) of the Indenture.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01.  Effective Date of this Supplemental Indenture.  This Supplemental Indenture shall be executed, delivered and effective as of the date first written above but shall not become operative until such time as the Consent Payment (as defined in the Offer to Purchase) has been made by the Issuer pursuant to the terms of the Offer to Purchase.

SECTION 2.02.  Reference to and Effect on the Indenture.  On and after the date upon which this Supplemental Indenture becomes operative, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.  The Indenture, as supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.  Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.03.  Governing Law.  Section 12.8 of the Indenture shall apply to this Supplemental Indenture.

SECTION 2.04.  Trust Indenture Act Controls.  No modification of any provisions of the Indenture effected by this Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Supplemental Indenture.

SECTION 2.05.  Trustee Disclaimer; Trust.  The recitals contained in this Supplemental Indenture shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 2.06.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

SECTION 2.07.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

ISSUER:

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
		Name:	John W. Bittner, Jr.
		Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:
MOUNTAINEER PARK, INC.

	By:	/s/ John W. Bittner, Jr
		Name:	John W. Bittner, Jr.
		Title:	Treasurer

PRESQUE ISLE DOWNS, INC.

	By:	/s/ John W. Bittner, Jr
		Name:	John W. Bittner, Jr.
		Title:	Chief Financial Officer

SCIOTO DOWNS, INC.

	By:	/s/ John W. Bittner, Jr
		Name:	John W. Bittner, Jr.
		Title:	Chief Financial Officer

[Signature Page to 2014 Notes Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, successor by merger to WILMINGTON TRUST FSB, as Trustee

By:	/s/ Adam K. Berman
	Name:	Adam K. Berman
	Title:	Vice President

[Signature Page to 2014 Notes Supplemental Indenture]